SHAREHOLDER MEETING RESULTS


A Special Meeting of Shareholders (the "Meeting") of the AARP funds was held on December 15, 1998, at the office of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts. At the Meeting the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below).

1. To approve a new Investment Management Agreement for each fund with Scudder Kemper Investments, Inc.

        AARP Cash Investment Funds                                        Number of Votes:
        --------------------------                      --------------------------------------------------------
                                                                                                        Broker
                                                            For          Against        Abstain       Non-Votes*
                                                            ---          -------        -------       ----------

         AARP High Quality Money Fund                   339,778,268     6,689,806      16,433,010         0
         AARP Premium Money Fund                             --              --              --              --

2. (For shareholders of AARP U.S. Stock Index Fund only.) To approve a new subadvisory agreement for the fund between Scudder Kemper Investments, Inc. and Bankers Trust Company.


3. To approve the new Member Services Agreement between AARP Financial Services
Corporation and Scudder Kemper Investments, Inc.

        AARP Cash Investment Funds                                        Number of Votes:
        --------------------------                      --------------------------------------------------------
                                                                                                        Broker
                                                            For          Against        Abstain       Non-Votes*
                                                            ---          -------        -------       ----------

         AARP High Quality Money Fund                   340,675,416     5,613,866      16,611,802         0
         AARP Premium Money Fund                             --              --              --              --


4. To approve the revision of each fund's fundamental lending policy.

        AARP Cash Investment Funds                                        Number of Votes:
        --------------------------                      --------------------------------------------------------
                                                                                                        Broker
                                                            For          Against        Abstain       Non-Votes*
                                                            ---          -------        -------       ----------

         AARP High Quality Money Fund                   329,620,174     10,311,585     22,941,609       27,716
         AARP Premium Money Fund                             --              --              --              --


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*   Broker non-votes are proxies received by the fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.